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                                                                    Exhibit 99.2

                                  NEWS RELEASE


FOR IMMEDIATE RELEASE


                      AP HENDERSON GROUP PREPARES TO OFFER
                      ADVANCED COMPUTER HARDWARE TECHNOLOGY



LOS ANGELES, CA - (Wire Service) - January 21, 2004 - AP Henderson Group (OTCBB:APHG) today announced it has acquired Slide View Corp., a development stage computer technology research and solution development firm headquartered in Tustin, California.

         Slide View has developed a proprietary product concept, called X-PANELS(TM), that is intended to offer multiple view screen capability to all laptop computers equipped with a standard multi-tasking operating system - both for existing owner/users and OEM manufacturers. While "multiple display" capability is routinely offered with software and systems such as WINDOWS, MACINTOSH, UNIX and LINUX - allowing a single computer to simultaneously feed two or more viewing screens - in reality, multi-tasking has only been applicable to desktop computer users.

         The X-panel products are intended to offer light weight LCD / TFT (Thin Film Transistor) screens in two formats adding either one or two full-size monitors to laptops for multi-screen advanced computing without hampering portability. Slide View has been issued one patent by the U.S. Patent and Trademark Office and also received notice of allowance from the U.S. patent office for a second patent, covering certain features of the X-panels. Slide View is the only beneficial owner of the intellectual property. .

         The patented built-in version for OEM manufacturers will feature one or two extra screens that store behind the primary screen. When needed, they will simply slide out and be immediately operational for multiple display and multi-tasking.

         A second patented format, intended for existing laptop owner/users with standard multi-tasking capability, will offer either one or two extra monitor screens that snap on and also store behind the primary screen. When needed, they too will simply slide out and be immediately operational for multiple display and multi-tasking.

         To date, Slide View's operations have consisted of the research and design of the X-panels. Slide View has not generated any revenues to date.

         Subject to the receipt of additional working capital, AP Henderson Group intends to pursue product development of the X-panels- commencing with the design and production of product prototypes to be followed by production of X-PANELS and strategic planning for sales and marketing.


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         AP Henderson Group CEO and Chairman, Richard Henry, notes "Slide View
X-PANELS are easy to understand...and once produced and brought to market, we believe they will immediately extend and dramatically expand laptop capability for millions of users."

         "AP Henderson Group is dedicated to growth through acquisition," states Henry, "and Slide View is a perfect partner in our quest for new and emerging global-ready technology.

          "Beyond plans for direct international manufacturing and marketing on our part, various licensing and royalty agreements involving X-PANELS represents another opportunity we intend to pursue and will extend to other manufacturers in the computer industry."

         "It is an exciting era for AP Henderson Group," he added.


                           FORWARD LOOKING STATEMENTS

The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things: (1) the continued development and completion of the X-panel products; (2) expected revenue and earnings growth; (3) estimates regarding the size and our penetration of target markets for the X-panel products; (4) availability of working capital. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) our present lack of working capital and our ability to obtain working capital as required, (2) our management's lack of experience in the production and marketing of computer peripherals; (3) the early stage of development of our X-panel products. These forward-looking statements are made as of the date of this release, and the company assumes no obligation to update such forward-looking statements. Refer to the company's reports filed with the Securities and Exchange Commission for more information.

Contact Richard Henry at (213) 538-1203 for more information.